EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-09797) of Cylink Corporation of our report dated January 24, 1997 appearing on page 23 the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

San Jose, California
March 26, 1997